AMENDMENT 1
TO THE
AMENDED AND RESTATED
PARTICIPATION AGREEMENT
AMONG
MFS VARIABLE INSURANCE TRUST
MFS VARIABLE INSURANCE TRUST II
TRANSAMERICA LIFE INSURANCE COMPANY
AND
MFS FUND DISTRIBUTORS, INC.

Amendment 1 to the Amended and Restated Participation Agreement, dated as of October, 1, 2010 by and among MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS FUND DISTRIBUTORS, INC., and TRANSAMERICA LIFE INSURANCE COMPANY (the “Agreement”). All defined terms in the Agreement are applicable to this Amendment.

WHEREAS, the Trust and the Company agree to distribute the prospectuses of the Portfolios within the Series pursuant to Rule 498 under the Securities Act of 1933 (“Rule 498”); and

WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

1.           A new Article XV. is hereby added to the Agreement as follows:

Article XV. Summary Prospectus

Should the Trusts and the Company desire to distribute the prospectuses of the funds within the Trusts pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

15.1.           For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

15.2.           The Trust represents and warrants that the Summary Prospectuses and the Web site hosting of such Summary Prospectuses and such other Trust/Portfolio documents required under Rule 498(e)(1) will comply in all material respects with the requirements of Rule 498(b), (e)(1), (e)(2), (e)(3) and (f)(4) applicable to the Trust and its Portfolios.  The Trust further represents and warrants that it has reasonable procedures in place to ensure that documents required under Rule 498(e)(1) are available in the manner required by paragraphs (e)(1), (e)(2) and (e)(3) of Rule 498. The Trust shall promptly notify the Company in the event of its non-compliance with Rule 498, including but not limited to, any extended interruption in the availability of the Trust/Portfolio documents on the Trust's website.

15.3.           The Trust and the Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust/Portfolio documents made directly to the Trust, the Underwriter or one of their affiliates at the phone number specified on the Summary Prospectus or the email address provided on the Web site where the required documents are located.

15.4.           The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional fund documents made directly to the Company or one of its affiliates.

15.5.           The Company will be responsible for ensuring compliance with the conditions set out in Rule 498 (c) and (d) (other than conditions (3) and (4)) of either such paragraph and with Rule 498(f)(2).

15.6.           At the Company's request, the Underwriter and the Trust will provide URLs to the Company for use with Company’s electronic delivery of Portfolio documents or on the Company’s website.  The Company will be solely responsible for the maintenance of such Web links.

15.7.           The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

15.8.           If the Trusts determine that they will end their use of the Summary Prospectus delivery option, the Trusts and Distributor will provide the Company with at least 90 days’ advance notice of its intent.

15.9.           The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company.  The Company agrees that it will give the Underwriter and the Trust sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

2.           Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer,

By:           /s/ John Mallett
John Mallett__
Vice President
Date:           3-21-13___________________________

MFS VARIABLE INSURANCE TRUST, on behalf of the Portfolios
By its authorized officer and not individually,

By:           /s/ Susan S. Newton__________________
Susan S. Newton
Assistant Secretary
Date:           3/25/2013_________________________

MFS VARIABLE INSURANCE TRUST II, on behalf of the Portfolios
By its authorized officer and not individually,

By:           /s/ Susan S. Newton___________________
Susan S. Newton
Assistant Secretary
Date:           3/25/2013_________________________

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

By:           /s/ James A. Jessee___________________
           James A. Jesse
           President
Date:           3/26/2013__________________________

SCHEDULE A
Revised May 1, 2013

ACCOUNTS, POLICIES, AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

And any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Agreement.

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Share Class (Initial or Service Class)	Trust	Portfolios Applicable to Policies
Retirement Builder Variable Annuity Account March 29, 1996	Retirement Income Builder II Variable Annuity and Portfolio Select Variable Annuity	Initial and Service	VIT I VIT I VIT I VIT I	MFS® Growth Series MFS® Research Series MFS® Total Return Series MFS® Utilities Series
Separate Account VUL A November 20, 1998	Legacy Builder Plus	Initial	VIT I VIT I VIT I VIT I	MFS Growth Series MFS Research Series MFS Total Return Series MFS Utilities Series
Separate Account VA B January 19, 1990
Transamerica LandmarkSM
Variable Annuity and
Transamerica FreedomSM
Variable Annuity
Transamerica ExtraSM Variable Annuity
Transamerica AxiomSM Variable Annuity
Transamerica Liberty SM Variable Annuity
		Service	VIT I VIT I	MFS Total Return Series MFS New Discovery Series
Separate Account VA D February 20, 1997	Transamerica Access Variable Annuity	Service	VIT I VIT I	MFS® Total Return Series MFS® New Discovery Series
Separate Account VA E February 20, 1997	Privilege Select Variable Annuity	Initial	VIT I VIT I VIT I VIT I VIT I VIT I VIT I	MFS® Research Bond Series MFS® Core Equity Series MFS® Growth Series MFS® Investors Growth Stock Series MFS® New Discovery Series MFS® Research Series MFS® Utilities Series
Separate Account VA F May 15, 2000	Premier Asset Builder Variable Annuity	Service	VIT I VIT I VIT I	MFS® Growth Series MFS® Investors Growth Stock Series MFS® Utilities Series
Separate Account VA J May 15, 2000	Immediate Income Builder II	Service	VIT I VIT I VIT I VIT I	MFS® Growth Series MFS® Research Series MFS® Total Return Series MFS® Utilities Series
Separate Account VA K July 10, 2001	Retirement Income Builder - BAI Variable Annuity under the marketing name “Retirement Income Builder IV”	Service	VIT I VIT I VIT I VIT I	MFS® Growth Series MFS® Research Series MFS® Total Return Series MFS® Utilities Series
Separate Account VA L July 10, 2001	Transamerica Preferred Advantage Variable Annuity	Service	VIT I VIT I VIT I VIT I	MFS® Growth Series MFS® New Discovery Series MFS® Research Series MFS® Utilities Series
Separate Account VUL-2 October 2, 2008	Transamerica Lineage	Initial	VIT I VIT I VIT I	MFS VIT Growth Series MFS VIT Research Series MFS VIT Investor Trust Series
Separate Account VUL-4 October 2, 2008	TransSurvivor VUL	Initial	VIT I VIT I VIT I	MFS VIT Growth Series MFS VIT Research Series MFS VIT Investor Trust Series
Separate Account VUL-5 October 2, 2008	TransUltra VUL	Initial	VIT I VIT I VIT I	MFS VIT Growth Series MFS VIT Research Series MFS VIT Investor Trust Series
Separate Account VUL-6 October 1, 2008	TransAccumulator VUL TransAccumulator VUL-2	Initial	VIT I VIT I VIT I	MFS VIT Growth Series MFS VIT Research Series MFS VIT Investor Trust Series
Variable Life Account A July 1, 1999	Variable Protector	Service	VIT I VIT I VIT I VIT I VIT I VIT I	MFS New Discovery Series MFS Total Return Series MFS Utilities Series MFS Mid Cap Growth Series MFS Investors Growth Stock Series MFS Value Series
PFL Corporate Account One August 10, 1998	Advantage V	Initial and Service	VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT I VIT II VIT II VIT II VIT II VIT II VIT II VIT II VIT II VIT II VIT II VIT II
MFS Research Bond Series
MFS Core Equity Series (formerly MFS Capital Opportunities Series)
MFS Growth Series
MFS Investors Growth Stock Series
MFS New Discovery Series
MFS Research Series
MFS Utilities Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS Total Return Series
MFS High Income Series
MFS Strategic Income Series
MFS Global Equity Series
MFS Value Series
MFS Research International Series
MFS Blended Research Core Equity Portfolio
MFS Blended Research Growth Portfolio
MFS Blended Research Value Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Growth Portfolio
MFS Global Research Portfolio
MFS Global Tactical Allocation Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Research International Portfolio
MFS Technology Portfolio

Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X	Initial	VIT II VIT II	MFS International Growth Portfolio MFS International Value Portfolio
Separate Account VA R November 26, 2001	Transamerica Principium	Service	VIT I VIT I	MFS® New Discovery Series MFS® Total Return Series
Separate Account VA S November 26, 2001	Huntington Allstar Select	Service	VIT I VIT I VIT I	MFS® Research Bond Series MFS® Investors Growth Stock Series MFS® Total Return Series
Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity and Transamerica Catalyst® Variable Annuity	Initial	VIT I VIT I VIT I	MFS® Growth Series MFS® Investors Trust Series MFS® Research Series
Separate Account VA-7 June 11, 1996	Transamerica Bounty® Variable Annuity	Initial	VIT I VIT I VIT I	MFS® Growth Series MFS® Investors Trust Series MFS® Research Series
Separate Account VA-8 June 11, 1996	Transmark Optimum Choice® Variable Annuity	Initial	VIT I VIT I VIT I	MFS® Growth Series MFS® Investors Trust Series MFS® Research Series
Separate Account VUL-1 October 2, 2008	Transamerica Tribute	Initial	VIT I VIT I VIT I	MFS VIT Growth Series MFS VIT Research Series MFS VIT Investors Trust Series

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